Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Preferred Voice, Inc. 2000 Stock Plan for Incentive Stock Options and Other Equity Participation of our report dated May 25, 2001 with respect to the consolidated financial statements of Preferred Voice, Inc. included in its Amendment No. 1 to the Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                               /s/ Philip Vogel & Co., PC

                                               Philip Vogel & Co., PC




Dallas, Texas
February 1, 2002